Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2015 Stock Option Plan, 2025 Omnibus Incentive Compensation Plan and Employee Stock Purchase Plan, of Alliance Laundry Holdings Inc. of our report dated September 29, 2025, with respect to the consolidated financial statements of Alliance Laundry Holdings Inc. included in its Registration Statement on Form S-1 (File No. 333-290217), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Milwaukee, Wisconsin
October 9, 2025